CSFB 05-8

Group 12

Pay rules

1.

Pay the NAS Priority Amount to the 12N1

2.

Pay pro-rata to the 12S1-12S5 until retired

3.

Pay the 12L1 until retired

4.

Pay the 12N1 until retired

Notes

Pxing Speed = 100 PPC (8 TO 20 CPR OVER 12 MONTHS, 20 CPR THERAFTER)

NAS bonds = 12N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 12N1 Balance/Total Non-PO Balance

Settlement = 8/31/05